Exhibit 99.1

RELEASE AGREEMENT

READ IT CAREFULLY

NOTICE TO THOMAS N. WASSON

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it.  By signing this Release Agreement, you are agreeing to completely release Riverview Financial Corporation, Riverview National Bank, and its predecessors HNB Bancorp, Inc., Halifax National Bank, First Perry Bancorp, Inc., and Marysville National Bank; and their subsidiaries, affiliates, directors and officers.  Therefore, you should consult with an attorney before signing this Release Agreement.  You have twenty-one (21) days from the day of receipt of this document to consider this Release Agreement. The twenty-one (21) days will begin to run on the day after receipt.  If you choose to sign this Release Agreement, you will have an additional seven (7) days following the date of your signature to revoke this Release Agreement, and this Release Agreement shall not become effective or enforceable until the revocation period has expired.

This Release Agreement (the “Release Agreement”) is entered into as of  16th April 2009 by and among Riverview Financial Corporation (“Corporation”), Riverview National Bank (“Bank”) and Thomas N. Wasson (“Executive”) (collectively, the “Parties”).

WHEREAS, Executive previously was President of Halifax National Bank (“Halifax”);

WHEREAS, Executive and Halifax entered into an employment agreement dated January 9, 2007 (“Wasson Employment Agreement”);

WHEREAS, Halifax National Bank was the wholly owned subsidiary of HNB Bancorp, Inc.;

WHEREAS, First Perry Bancorp, Inc. (“First Perry”) and HNB Bancorp, Inc. (“HNB”) entered into an Agreement and Plan of Consolidation dated on or about June 18, 2008 (“Consolidation Agreement”) pursuant to which First Perry and HNB consolidated into Corporation, a Pennsylvania business corporation (the “Consolidation”) on December 31, 2008;

WHEREAS, the Parties disagree with regard to Executive’s rights to benefits under his Employment Agreement;

WHEREAS, the Parties acknowledge that litigating their differences will not be in the best interests of either Party;

WHEREAS, the Parties wish to resolve their differences, terminate the Employment Agreement and enter into this Release Agreement; and

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

1.             Termination of Wasson Employment Agreement.  Executive, Corporation, and Bank hereby mutually agree that the Wasson Employment Agreement shall terminate and be cancelled absolutely as of December 31, 2008.  Neither Executive nor Corporation, Bank, Halifax, HNB nor their successors shall have any further rights or obligations under the Wasson Employment Agreement.

2.             Consideration.  In consideration of signing this Release Agreement and releasing Corporation, Bank, HNB, and Halifax as further provide in Paragraph 3 of this Agreement, Bank shall pay Executive an amount equal to $170,000 minus applicable taxes and deductions, payable in biweekly installments, commencing within fourteen days of the date the Revocation Period terminates and with the last installment being paid no later than December 31, 2010.    In determining the amount of biweekly payments to be paid, Bank shall assume that this Release Agreement commenced on January 1, 2009, and shall pay Executive in a lump sum, an amount equal to that amount which would have accrued from January 1, 2009, through the date of execution of this Release Agreement within fourteen (14) days of the date that the Revocation Period terminates.

3.             Release and Waiver.

Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases First Perry, Marysville, HNB, Halifax, Corporation and Bank and their respective predecessors, successors, affiliates, subsidiaries, parents, partners, shareholders, directors, officers, agents, employees, attorneys, and all other persons or entities who could be said to be jointly or severally liable with them from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, related to Executive’s employment, termination of employment, Wasson Employment Agreement or termination thereof, including but not limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g. intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Federal Older Workers Benefit Protection Act, any Whistleblower provision of any statute or law, the Americans with Disabilities Act; the Employee Retirement Income Security Act of 1974, any other statute, regulation or law or amendments thereto, claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive’s behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with Executive’s employment.  The Parties agree that nothing in this Section 3 shall apply to and nothing in this Release Agreement shall constitute a release or waiver of any rights or claims arising under the SERP referenced in Section 8 of this Release Agreement.

4.             Acceptance Period.

The following notice is included in this Release Agreement as required by the Older Workers Benefit Protection Act:

You have up to twenty-one (21) days from the date of receipt of this release to accept the terms of this release, although you may accept it at any time within those twenty-one (21) days.  You are advised to consult with an attorney regarding this release.

The twenty-one (21) day period will begin to run on the day after Executive receives this Release Agreement.  It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the “Acceptance Period”).  In order to accept this Release Agreement, Executive must sign his name and date his signature at the end of this letter and return it to Bank via Renee Lieux, Bybel Rutledge LLP, 1017 Mumma Road, Suite 302, Lemoyne, Pennsylvania 17043.  If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, Ms. Lieux’s receipt of his acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely acceptance of this Release Agreement.

5.             Revocation Period.  Executive has the right to revoke this Release Agreement at any time within seven (7) days from the date Executive signs and delivers this Release Agreement to Bank (the “Revocation Period”), and this Release Agreement will not become effective and enforceable until the Revocation Period has expired.  (NOTE:  The Revocation Period will begin on the day after the day on which Executive has signed this Release Agreement and delivered it to Bank.  It will then run for seven calendar days and expire at the end of the seventh day.)  In order to revoke this Release Agreement, Executive must notify Bank in writing of his decision to revoke this Release Agreement.  Executive must ensure that Bank (via Ms. Lieux, at the address indicated in Paragraph 4 above) receives his written notice of revocation at her office in Lemoyne, Pennsylvania within the aforementioned Revocation Period.  If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, Bank’s receipt of his notice of revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Release Agreement.  Provided that the Revocation Period expires without Executive having revoked this Release Agreement, this Release Agreement shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

Executive further agrees that the consideration described in this Release Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether expressed or implied, that Executive may have arising out of his employment relationship, or his service as an employee or officer of HNB or Halifax, the termination of such employment relationship, the Wasson Employment Agreement or the termination of the Wasson Employment Agreement.  Nothing in this Release Agreement, however, shall be deemed a waiver or release of any claims arising under this Release Agreement or the Consulting Agreement being entered into by the Bank and Executive simultaneously with this Release Agreement.

6.             Cooperation and Non-Disparagement.  Executive agrees that he will not disparage or make derogatory comments about First Perry, Marysville, HNB, Halifax, Corporation and Bank or any of their subsidiaries or affiliates and including their present and former officers, directors, employees, agents, or attorneys, or their business practices.  Corporation and Bank agree that they will not make any defamatory statement regarding Executive and that they will take all reasonable and necessary steps to ensure that their officers and directors do not disparage or make derogatory comments about Executive.

7.             Confidential Information.

a.             Executive agrees that he will not communicate the terms and conditions of this Release Agreement or the negotiations preceding it to any persons other than his spouse, attorneys and tax advisors.

b.             Executive hereby acknowledges that as a result of his employment, he has had access to, obtained, or developed certain confidential, nonpublic, and/or legally privileged information, which includes, but is not limited to: information relating to First Perry’s, Marysville’s, HNB’s, Halifax’s, Corporation’s and Bank’s past, present or future business activities; trade secrets; financial information; technical systems; new product development; acquisition prospects and strategies; compliance matters; information contained in personnel files and medical files; the business operations; the internal structure of First Perry, Marysville, HNB, Halifax, Corporation and Bank; the names of and any and all information, including personal consumer information requiring protection under federal financial privacy laws, respecting the past, present and prospective customers or clients of First Perry, Marysville, HNB, Halifax, Corporation and Bank; target customers or markets; past, present or future research done by Corporation respecting the business or operations of First Perry, Marysville, HNB, Halifax, Corporation and Bank; financial information; vendor or provider contracting arrangements; funding sources, services; systems; methods of operation; sales and marketing information; methods; procedures; referral sources, referral source information, or referral lists; revenues; costs; expenses; operating data; reimbursements; contracts; contract forms; arrangements; plans; prospects; correspondence; memoranda and office records; electronic and data processing files and records; identities, addresses, telephone numbers, electronic mail addresses, or other methods of contacting persons who might use or currently use the services of or who have been customers of First Perry, Marysville, HNB, Halifax, Corporation and Bank (“Information”).  All such Information, marketing methods, supplies, files (closed or pending), literature, policies and procedure manuals, as well as any information regarding any and all aspects of First Perry, Marysville, HNB, Halifax, Corporation and Bank, or being used by First Perry, Marysville, HNB, Halifax, Corporation and Bank, are the sole and confidential property of First Perry, Marysville, HNB, Halifax, Corporation and Bank and shall be treated as confidential.  Executive agrees to hold inviolate, not to disclose, and to keep secret all such Information and will not for any reason or purpose use, permit to be used, or disclose to any party any Information.

c.             If he has not already done so, immediately upon the effective date of the Consolidation, Employee agrees to return to Bank, and not keep a copy of, all confidential information including, but not limited to: written information, files (including electronic files), materials, lists, or other financial information, documents, and other materials or records or writings of any type, including copies thereof, made, used or obtained by Executive in connection with his relationship with Bank.

8.             Supplemental Executive Retirement Plan.  Corporation and Bank acknowledge that upon the Consolidation, Executive became fully vested in the Supplemental Executive Retirement Plan between Executive and Halifax National Bank dated March 29, 2007 (“SERP”) and that Corporation and Bank shall be responsible for all benefits owed under the SERP.  Corporation and Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Corporation or Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Corporation and Bank would be required to perform it if no such succession had taken place.

9.             Corporation and Bank Not Executive’s Advisor.  Corporation and Bank make no representation or warranty, express or implied, to Executive regarding the treatment of this Release Agreement or any payments Executive may receive by virtue of or in connection with any provision of this Release Agreement, under state, federal, or local laws pertaining to income or other taxation, nor do they  provide to Executive any advice regarding the financial, investment, or legal desirability of his entering into this Release Agreement or making any elections or granting any releases referred to herein; and Executive acknowledges that it is and has been his sole and entire responsibility to explore any such aspects of this Release Agreement with attorneys and/or other advisors of his own selection, in connection with both his decision to enter into this Release

Agreement and any decisions or elections which Executive may subsequently make in relation to any of the subject matter of this Release Agreement.

10.           Agreement Freely and Voluntarily Entered Into.  Executive warrants and represents that he has signed this Release Agreement after review and consultation with legal counsel of his choice and that he understands this Release Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

11.           Executive’s Representations.  In connection with his entering into this Release Agreement, and as an inducement for Corporation and Bank to enter into this Release Agreement as well as the Consolidation Agreement, Executive hereby represents the following matters:

a.             That Executive has carefully read and fully understands all of the provisions of this Release Agreement; and

b.             That Executive has had such time as Executive deemed necessary to review, consider, and deliberate as to the terms of this Release Agreement.

12.           Severability.  Should any provision(s) of this Release Agreement be determined, in a proceeding to enforce or interpret this Release Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Executive or Corporation and Bank, the remainder of this Release Agreement shall continue in full force and effect.

13.           Notices.  Unless otherwise provided in this Release Agreement, any notice required or permitted to be given under this Release Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive’s residence, in the case of notices to Executive, and to the principal executive offices of Corporation and Bank in the case of notices to Corporation and Bank.

14.           Choice of Law.  This Release Agreement shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

15.           Complete Written Settlement.  This Release Agreement expresses a full and complete settlement of all disputes between Executive and Corporation and Bank and their subsidiaries.  Executive agrees that there are absolutely no agreements or reservations relating to termination of Executive’s employment and Executive’s release of Corporation and Bank that are not clearly expressed in writing herein.  This Release Agreement may not be modified except in writing signed by all Parties hereto.  Executive further agrees that the consideration described herein is the only severance that he will receive with regard to his termination of employment.

16.           Binding on Successors and Assigns.  This Release Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

17.           Counterparts.  This Release Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

IN WITNESS WHEREOF, the Parties have executed this Release Agreement as of the date first written above.

ATTEST:	RIVERVIEW NATIONAL BANK

/s/ Kirk D. Fox	By:	/s/Robert M. Garst
Robert M. Garst

RIVERVIEW FINANCIAL CORPORATION

/s/ Kirk D. Fox	By:	/s/Robert M. Garst
Robert M. Garst

WITNESS:	EXECUTIVE

/s/Cheryl A. Frazer	/s/ Thomas N. Wasson
Thomas N. Wasson